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                                                                   Exhibit 5.1


                  [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]


                                August 21, 1997



Heska Corporation
1825 Sharp Point Drive
Fort Collins, Colorado 80525


  Re:      Registration Statement on Form S-8


Gentlemen:

  With reference to the Registration Statement on Form S-8 to be filed by Heska Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to (i) 1,785,869 shares of the Company's Common Stock issuable pursuant to the Company's 1988 Stock Plan (the "1988 Plan"), (ii) 125,000 shares of the Company's Common Stock issuable pursuant to the Company's 1994 Key Executive Stock Plan (the "1994 Plan") and (iii) 1,612,461 shares of the Company's Common Stock issuable pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1988 Plan, the 1994 Plan and the 1997 Plan, respectively, will be legally issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,


                                     PILLSBURY MADISON & SUTRO LLP